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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                       Date of Report: December 16, 1997


                       PROTEIN POLYMER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                  0-19724           33-0311631
(State or other jurisdiction of    (Commission       (IRS Employer
incorporation or organization)     File Number)     Identification No.)



      10655 SORRENTO VALLEY ROAD
        SAN DIEGO, CALIFORNIA                           92121
(Address of Principal Executive Offices)              (Zip Code)


                                 (619) 558-6064
              (Registrant's telephone number, including area code)

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Item 5.   Other Events.
          ------------

              The Registrant issued a press release on December 16, 1997, announcing that its research and development agreement with Ethicon, Inc. ("Ethicon"), a subsidiary of the Johnson & Johnson Company, will terminate effective December 17, 1997. The focus of the agreement was on the development and commercialization of tissue adhesives and sealants for wound closure and related surgical applications. As a result of the termination, Ethicon will have no further financial obligations to the Registrant.

              For the agreement to remain in force, Ethicon would have been required to select one specific protein polymer adhesive formulation for commercial development and regulatory approval, and to commit to accomplishing these goals within specific timelines. By declining to proceed with acceptance of a specific product formulation, Ethicon will relinquish all rights to the underlying technology as well as its control over the Registrant's right to establish other relationships in the field of tissue adhesives and sealants.

              A copy of the press release issued by the Registrant is appended as an exhibit to this Report.



Item 7.   Exhibits.
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(c)       Exhibits
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               Exhibit No.    Description
               -----------    -----------

                   99 Registrant's Press Release dated December 16, 1997 with respect to Ethicon's termination of licensing and development agreement with the Registrant.


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                                   SIGNATURE
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          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 1997            PROTEIN POLYMER TECHNOLOGIES, INC.



                                   By: /s/ J. Thomas Parmeter
                                       ________________________________________
                                       J. Thomas Parmeter
                                       Chief Executive Officer




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                                 EXHIBIT INDEX
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Exhibits
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          Exhibit No.            Description
          -----------            -----------

             99 Registrant's Press Release dated December 16, 1997 with respect to Ethicon's termination of licensing and development agreement with the Registrant.